Exhibit 99.1

For Information Contact:

Laurie H. Alire

Varian, Inc.

650.424.5225

laurie.alire@varianinc.com

VARIAN, INC. REPORTS HIGHER SALES AND PROFITS

FOR THE SECOND QUARTER OF FISCAL YEAR 2004

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported higher sales of $232.7 million for the second quarter of fiscal year 2004, representing an increase of 13.7% over second quarter 2003 sales of $204.6 million. The increase was driven by the general economic improvement and by strong demand for the Company’s newer products. All three of the Company’s segments, particularly the Vacuum Technologies segment, contributed to the revenue growth.

Pro forma net earnings were $15.4 million for the second quarter of fiscal year 2004, or $0.43 pro forma diluted earnings per share, compared to $14.3 million, or $0.41 pro forma diluted earnings per share, in the second quarter of fiscal year 2003. On a GAAP basis, net earnings in the second quarter of fiscal year 2004 were $14.7 million, or $0.41 diluted earnings per share, compared to $13.9 million, or $0.40 diluted earnings per share, in the second quarter of fiscal year 2003. (For a complete reconciliation of pro forma financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results – Actual, Unaudited Consolidated Condensed Statements of Earnings and Unaudited Results of Operations; and Reconciliation of GAAP to Pro Forma Results – Projected, Results of Operations.)

“We are pleased with the revenue growth achieved during the quarter,” said Garry W. Rogerson, president and CEO. “The growth was driven by increased spending from both our life science and industrial customers. This is evidence that our balanced approach in R&D for different application segments is paying off. Our commitment to information-rich detection has also been affirmed by the continuing expansion of these products into life science and industrial applications.”

Results by Segment

Scientific Instruments revenues for the second quarter of fiscal year 2004 were $149.9 million, representing a 10.6% increase over revenues of $135.5 million in the second quarter of the prior year. Demand was strong in Europe and continued to improve in North America.

Scientific Instruments operating profit margin for the second quarter of fiscal year 2004 was 10.2% on a pro forma basis and 9.5% on a GAAP basis. As the Company had anticipated, pro forma operating margins were lower versus the year-ago quarter, but improved slightly sequentially. Operating margins continued to be adversely affected by a mix shift towards high-

field nuclear magnetic resonance (NMR) systems and leading edge cold probes for NMR and away from lower field NMR systems. The negative impact of this mix shift on operating margins was partially offset by stronger sales of higher margin mass spectrometry products and application-based consumables.

Vacuum Technologies revenues of $38.4 million rose 36.5% in the second quarter of fiscal year 2004 compared to revenues of $28.2 million in the second quarter of fiscal year 2003. Vacuum Technologies operating profit margin in the second quarter of fiscal year 2004 was 17.6% on both a pro forma and GAAP basis. During the quarter, Vacuum Technologies revenue growth was fueled by significantly higher demand in both life science and industrial applications. In life sciences, the segment experienced a substantial uptick in demand for turbomolecular pumps for use in OEM mass spectrometers. Industrial growth was driven by semiconductor applications, but demand for pumps for broad industrial uses also increased during the quarter. Operating margins improved primarily as a result of sales volume leverage.

Electronics Manufacturing revenues were $44.4 million in the second quarter of fiscal year 2004, up 8.4% from revenues of $40.9 million in the second quarter of fiscal year 2003. The revenue growth primarily resulted from increased demand from industrial customers and included about $3 million of revenues from new customers obtained through the acquisition of the assets of Comtel Electronics, Inc. in the third quarter of fiscal year 2003. The pro forma and GAAP operating profit margin for Electronics Manufacturing was 9.7% in the second quarter of fiscal year 2004. The sequential decrease in operating margins resulted primarily from higher start-up costs relating to new business from existing customers.

Outlook

“We continued to see improved demand from both industrial and life science customers,” said Rogerson. “The Electronics Manufacturing business is receiving orders for new products from their industrial customers, and as a result, the segment should contribute to higher revenues in the second half of this year. Scientific Instruments and Vacuum Technologies, having released a multitude of new products for both industrial and life science applications, are also positioned to grow.

“However, we are providing a broad range of guidance to reflect uncertainties associated with how much momentum the economy maintains and the two large 900MHz NMR system orders that we currently expect to be recognized in the second half of the year. These orders have risks associated with them in terms of magnet availability and installation time that could impact when revenue is recognized.

“Our guidance for the third quarter of fiscal year 2004 is $0.37 to $0.40 pro forma diluted earnings per share, or $0.35 to $0.38 GAAP diluted earnings per share, and $1.64 to $1.74 pro forma diluted earnings per share, or $1.52 to $1.62 GAAP diluted earnings per share, for fiscal year 2004.

“For the third fiscal quarter and the full fiscal year, we expect high-single digit revenue growth, with pro forma operating profit margins of roughly 9.5% to 10.0% for the quarter and 10.0% to 10.5% for the full fiscal year. GAAP operating profit margins should be approximately 0.5% and 0.7% lower than the comparable pro forma results for the third fiscal quarter and the full fiscal year, respectively.

“We are optimistic about our prospects,” said Rogerson. “Our strategy is working. Revenue growth and margin expansion over the next few years should be driven by continued

internal investment in new product development along with acquisitions in our focus areas of information-rich detection, life science, application-based consumables, and vacuum products.

“To further expand our operating margins, we are pursuing operational efficiency programs targeted at structural changes such as the previously announced consolidation of Southern California factories.”

Varian, Inc. will be holding a conference call with securities analysts and investors later today, April 28, 2004, at 2:00 p.m. Pacific time. Interested investors are invited to listen to the call by going to www.varianinc.com and clicking on the Investors tab at the top of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (what we refer to as “pro forma”) financial measures for operating profit, operating margins, net earnings and diluted earnings per share. In each case, these non-GAAP financial measures exclude acquisition-related intangible amortization and restructuring costs, as is detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations. When viewed together with related GAAP financial measures and a reconciliation to those GAAP measures, these non-GAAP financial measures provide investors with supplemental information, an alternative presentation and an additional tool for evaluating our operating results and trends in a manner that reflects what we consider to be ongoing business operations, especially when comparing those results on a more consistent basis to results for previous periods and forecasting results for future periods.

For these reasons, we believe that excluding acquisition-related intangible amortization provides useful supplemental information to investors. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible amortization as important, useful information.

We similarly believe, for the reasons stated above, that excluding restructuring costs (principally related to facility closures and employee terminations) provides useful supplemental information to investors. In addition, we do not consider restructuring costs as a normal expense related to ongoing operations, but rather as costs occurring only periodically and not directly linked to our ordinary business activities in the quarter in which those costs occur. We therefore believe that it is useful to provide investors with GAAP financial measures that include restructuring charges together with non-GAAP financial measures that exclude restructuring costs.

We also believe that, in excluding acquisition-related intangible amortization and restructuring costs, our non-GAAP financial measures provide investors with transparency into information used by management for budgeting and planning purposes, for comparing on a more consistent basis our results of operations for the current period to that of prior periods, for comparing our results of operations on a more consistent basis against those of other companies, in making financial and operating decisions (such as potential acquisitions) and in establishing certain incentive-based management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful information to investors regarding our results of operations, our non-GAAP financial measures should be viewed together with our GAAP financial measures and should only be considered supplemental to, and not as a substitute for or superior to, the GAAP measures. We encourage investors to review our GAAP financial measures and the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated revenue growth, operating profit margins, and diluted earnings per share for the third quarter of fiscal year 2004 and the full fiscal year. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance, and acceptance, particularly in life science applications; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR systems; whether we can increase margins on newer leading-edge NMR products; whether we will see continued demand for vacuum products and for electronics manufacturing services; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; whether government funding for research might decline; the actual cost of anticipated restructuring activities and their impact on future costs; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The company manufactures in 14 locations in North America, Europe, and the Pacific Rim and employs some 4,300 people. Varian, Inc. had fiscal year 2003 sales of $848 million. Additional information about Varian, Inc. is available at www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—ACTUAL

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Second Quarter FY 2004 and Second Quarter FY 2003

	Fiscal Quarter Ended April 2, 2004			Fiscal Quarter Ended March 28, 2003
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$232,745	$232,745		$204,614	$204,614
Cost of sales	144,308	144,308		126,330	126,330

Gross profit	88,437	88,437		78,284	78,284

Operating expenses
Sales and marketing	40,646	40,646		34,489	34,489
Research and development	12,649	12,649		11,088	11,088
General and administrative	12,742	11,636	(1)	11,434	10,779 (2)

Total operating expenses	66,037	64,931		57,011	56,356

Operating earnings	22,400	23,506		21,273	21,928

Interest income (expense)
Interest income	803	803		383	383
Interest expense	(598)	(598)		(576)	(576)

Total interest income (expense), net	205	205		(193)	(193)

Earnings before income taxes	22,605	23,711		21,080	21,735
Income tax expense	7,911	8,299		7,180	7,403

Net earnings	$14,694	$15,412		$13,900	$14,332

Net earnings per diluted share	$0.41	$0.43		$0.40	$0.41

Diluted shares outstanding	35,870	35,870		34,888	34,888

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $709 in acquisition-related intangible amortization and $397 in restructuring costs.
(2)	Excludes $655 in acquisition-related intangible amortization.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—ACTUAL

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Six Months FY 2004 and First Six Months FY 2003

	Six Months Ended April 2, 2004			Six Months Ended March 28, 2003
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$445,238	$445,238		$400,357	$400,357
Cost of sales	277,025	277,025		245,683	245,683

Gross profit	168,213	168,213		154,674	154,674

Operating expenses
Sales and marketing	77,802	77,802		68,175	68,175
Research and development	23,804	23,804		21,962	21,962
General and administrative	23,247	21,278	(1)	23,014	19,831 (2)

Total operating expenses	124,853	122,884		113,151	109,968

Operating earnings	43,360	45,329		41,523	44,706

Interest income (expense)
Interest income	1,368	1,368		644	644
Interest expense	(1,216)	(1,216)		(1,264)	(1,264)

Total interest income (expense), net	152	152		(620)	(620)

Earnings before income taxes	43,512	45,481		40,903	44,086
Income tax expense	15,229	15,919		14,316	15,449

Net earnings	$28,283	$29,562		$26,587	$28,637

Net earnings per diluted share	$0.79	$0.83		$0.76	$0.82

Diluted shares outstanding	35,785	35,785		34,966	34,966

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $1,411 in acquisition-related intangible amortization and $558 in restructuring costs.
(2)	Excludes $1,151 in acquisition-related intangible amortization and $2,032 in restructuring costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except par value amounts)

	April 2, 2004	October 3, 2003
ASSETS

Current assets
Cash and cash equivalents	$163,662	$135,791
Accounts receivable, net	170,201	165,049
Inventories	141,192	125,649
Deferred taxes	26,709	26,464
Other current assets	17,231	17,788

Total current assets	518,995	470,741
Property, plant, and equipment, net	121,404	120,088
Goodwill	127,173	126,411
Intangible assets, net	15,758	16,762
Other assets	4,149	3,050

Total assets	$787,479	$737,052

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Notes payable	$1,915	$—
Current portion of long-term debt	6,724	2,811
Accounts payable	69,792	61,209
Deferred profit	11,947	14,385
Accrued liabilities	148,955	141,938

Total current liabilities	239,333	220,343
Long-term debt	31,250	36,273
Deferred taxes	12,454	12,454
Other liabilities	10,682	10,413

Total liabilities	293,719	279,483

Stockholders’ equity
Preferred stock—par value $.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $.01, authorized—99,000 shares; issued and outstanding—34,542 shares at April 2, 2004 and 34,181 shares at October 3, 2003	247,386	252,630
Retained earnings	221,849	193,566
Accumulated other comprehensive income	24,525	11,373

Total stockholders’ equity	493,760	457,569

Total liabilities and stockholders’ equity	$787,479	$737,052

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Six Months Ended
	April 2, 2004	March 28, 2003	April 2, 2004	March 28, 2003
Cash flows from operating activities
Net earnings	$14,694	$13,900	$28,283	$26,587
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,598	5,890	12,904	11,330
Loss (gain) on disposition of property, plant, and equipment	3	10	40	(16)
Tax benefit from stock option exercises	—	515	3,716	515
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(6,476)	(14,465)	237	2,629
Inventories	(4,469)	776	(12,842)	(4,442)
Other current assets	(2,039)	1,216	2,608	2,001
Other assets	(174)	95	(103)	113
Accounts payable	9,354	5,906	7,242	5,510
Deferred profit	(615)	(98)	(2,462)	906
Accrued liabilities	11,713	20,031	4,831	16,772
Other liabilities	(257)	(59)	(392)	443

Net cash provided by operating activities	28,332	33,717	44,062	62,348

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	567	150	623	324
Purchase of property, plant, and equipment	(6,278)	(5,788)	(10,637)	(9,985)
Purchase of businesses, net of cash acquired	(750)	(22,196)	(750)	(22,728)
Private company equity investments	(1,318)	—	(1,318)	—

Net cash used in investing activities	(7,779)	(27,834)	(12,082)	(32,389)

Cash flows from financing activities
Repayment of debt	—	(582)	(1,565)	(1,832)
Issuance of debt	—	2,494	1,831	2,813
Repurchase of common stock	(21,417)	—	(23,895)	(8,074)
Issuance of common stock	5,938	1,591	14,935	2,971
Transfers to Varian Medical Systems, Inc.	(357)	(196)	(683)	(466)

Net cash (used in) provided by financing activities	(15,836)	3,307	(9,377)	(4,588)

Effects of exchange rate changes on cash and cash equivalents	737	1,287	5,268	1,754

Net increase in cash and cash equivalents	5,454	10,477	27,871	27,125
Cash and cash equivalents at beginning of period	158,208	81,793	135,791	65,145

Cash and cash equivalents at end of period	$163,662	$92,270	$163,662	$92,270

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Second Quarter FY 2004 and Second Quarter FY 2003

and

First Six Months FY 2004 and First Six Months FY 2003

	Fiscal Quarter Ended		Six Months Ended
	April 2, 2004	March 28, 2003	April 2, 2004	March 28, 2003
TOTAL COMPANY
Operating Profit
U.S. GAAP as reported	$22.4	$21.3	$43.4	$41.5
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.6	1.4	1.2
Restructuring costs	0.4	—	0.5	2.0

Pro forma as presented	$23.5	$21.9	$45.3	$44.7

Operating Margins
U.S. GAAP as reported	9.6%	10.4%	9.7%	10.4%
Pro forma adjustments:
Acquisition-related intangible amortization	0.3	0.3	0.3	0.3
Restructuring costs	0.2	—	0.2	0.5

Pro forma as presented	10.1%	10.7%	10.2%	11.2%

Net Earnings
U.S. GAAP as reported	$14.7	$13.9	$28.3	$26.6
Pro forma adjustments:
Acquisition-related intangible amortization	0.4	0.4	0.9	0.7
Restructuring costs	0.3	—	0.4	1.3

Pro forma as presented	$15.4	$14.3	$29.6	$28.6

Diluted Earnings Per Share
U.S. GAAP as reported	$0.41	$0.40	$0.79	$0.76
Pro forma adjustments:
Acquisition-related intangible amortization	0.01	0.01	0.03	0.02
Restructuring costs	0.01	—	0.01	0.04

Pro forma as presented	$0.43	$0.41	$0.83	$0.82

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Second Quarter FY 2004 and Second Quarter FY 2003

and

First Six Months FY 2004 and First Six Months FY 2003

	Fiscal Quarter Ended		Six Months Ended
	April 2, 2004	March 28, 2003	April 2, 2004	March 28, 2003
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$14.2	$14.5	$26.9	$27.6
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.6	1.4	1.1
Restructuring costs	0.4	—	0.5	1.6

Pro forma as presented	$15.3	$15.1	$28.8	$30.3

Operating Margins
U.S. GAAP as reported	9.5%	10.7%	9.5%	10.6%
Pro forma adjustments:
Acquisition-related intangible amortization	0.4	0.5	0.5	0.5
Restructuring costs	0.3	—	0.2	0.6

Pro forma as presented	10.2%	11.2%	10.2%	11.7%

VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$6.8	$3.4	$11.6	$7.8
Pro forma adjustment:
Acquisition-related intangible amortization	—	—	—	0.1

Pro forma as presented	$6.8	$3.4	$11.6	$7.9

Operating Margins
U.S. GAAP as reported	17.6%	11.9%	16.6%	13.6%
Pro forma adjustment:
Acquisition-related intangible amortization	—	0.1	0.1	—

Pro forma as presented	17.6%	12.0%	16.7%	13.6%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

Second Quarter FY 2004 and Second Quarter FY 2003

and

First Six Months FY 2004 and First Six Months FY 2003

	Fiscal Quarter Ended		Six Months Ended
	April 2, 2004	March 28, 2003	April 2, 2004	March 28, 2003
ELECTRONICS MANUFACTURING SEGMENT
Operating Profit
U.S. GAAP as reported	$4.3	$5.0	$9.4	$9.7
Pro forma adjustments:
None	—	—	—	—

Pro forma as presented	$4.3	$5.0	$9.4	$9.7

Operating Margins
U.S. GAAP as reported	9.7%	12.2%	10.3%	11.7%
Pro forma adjustments:
None	—	—	—	—

Pro forma as presented	9.7%	12.2%	10.3%	11.7%

GENERAL CORPORATE
Operating Profit
U.S. GAAP as reported	$(2.9)	$(1.6)	$(4.5)	$(3.6)
Pro forma adjustment:
Restructuring costs	—	—	—	0.4

Pro forma as presented	$(2.9)	$(1.6)	$(4.5)	$(3.2)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS—PROJECTED

RESULTS OF OPERATIONS

Third Quarter FY 2004 and Full Year FY 2004

	Range of Projected Results
	Fiscal Quarter Ending July 2, 2004	Fiscal Year Ending October 1, 2004
TOTAL COMPANY
Projected Diluted Earnings per Share
Projected U.S. GAAP	$0.35 – $0.38	$1.52 – $1.62
Pro forma adjustments:
Projected acquisition-related intangible amortization	$0.01	$0.05
Projected restructuring costs	$0.01	$0.07

Projected pro forma	$0.37 – $0.40	$1.64 – $1.74

Projected Operating Margins
Projected U.S. GAAP	9.0% – 9.5%	9.3% – 9.8%
Pro forma adjustments:
Projected acquisition-related intangible amortization	0.3%	0.3%
Projected restructuring costs	0.2%	0.4%

Projected pro forma	9.5% – 10.0%	10.0% – 10.5%